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                                                                   EXHIBIT 99(b)

                       HUNTINGTON BANCSHARES INCORPORATED

                                      PROXY

         The undersigned hereby constitutes and appoints____________________, or any of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Huntington Bancshares Incorporated ("Huntington") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Huntington to be held at ____________________________________________________, Ohio, on
_________________, 1997, at _____, local time, and at any adjournments or postponements thereof (the "Special Meeting"), upon the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated _____________________, 1997, the receipt of which is hereby acknowledged by the undersigned, in the manner specified below.

     1. To approve the merger of First Michigan Bank Corporation ("First Michigan") into Huntington (the "Merger"), pursuant to a certain Agreement and Plan of Merger and related Supplemental Agreement, each dated May 5, 1997, between Huntington and First Michigan, and the transactions contemplated therein, including the conversion of each share of issued and outstanding First Michigan common stock into the right to receive 1.155 shares of Huntington common stock (cash will be paid for any fractional shares), all as more fully described in the accompanying Joint Proxy Statement/Prospectus dated ______________, 1997.

             FOR  / /           AGAINST  / /              ABSTAIN  / /

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as your name appears below and return this Proxy in the enclosed postage-paid envelope. When shares are held jointly, each shareholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. In addition, please date this Proxy.


                                ________________________________________________
                                                    Signature


                                ________________________________________________
                                Signature of other Shareholder (if held jointly)

                                DATED:   _________________, 1997


   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HUNTINGTON BANCSHARES
       INCORPORATED AND MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.